UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

FRANKLIN ELECTRONICS PUBLISHERS, INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders of FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED, a Pennsylvania corporation (the “Company”), will be held in the 11th Floor Conference Center of Katten Muchin Zavis Rosenman, 575 Madison Avenue, New York, New York, on Wednesday, August 13, 2003, at 10:00 A.M., for the following purposes:

(1)	To elect eight directors of the Company to serve for a term of one year;

(2)	To ratify the appointment of auditors of the Company to serve until the next annual meeting of shareholders; and

(3)	To consider and act upon such other matters as may properly come before the meeting.

Only shareholders of record at the close of business on June 27, 2003 are entitled to vote at the meeting.

You are requested to fill in, date and sign the enclosed proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope.

By order of the Board of Directors,

ARNOLD D. LEVITT,

Secretary

Burlington, New Jersey

July 10, 2003

FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

August 13, 2003

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED (the “Company”) to be used at the annual meeting of shareholders of the Company which will be held in the 11th Floor Conference Center of Katten Muchin Zavis Rosenman, 575 Madison Avenue, New York, New York, on Wednesday, August 13, 2003, at 10:00 A.M., and at any adjournments thereof.

Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the meeting or by presenting a later-dated proxy. Unless so revoked, the shares represented by proxies will be voted at the meeting. The shares represented by the proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Shareholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the meeting to serve as inspector of election at the meeting and who has executed and verified an oath of office. Abstentions and broker “non-votes” are included in the determination of the number of shares present at the meeting for quorum purposes. Abstentions will count as a vote against the proposals, other than the election of directors. Broker “non-votes” are not counted in the tabulations of the votes cast on any of the proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. There are no proposals at this meeting which involve a broker “non-vote.”

The principal executive offices of the Company are located at One Franklin Plaza, Burlington, New Jersey 08016-4907. The approximate date on which this Proxy Statement and the enclosed form of proxy were first sent or given to shareholders is July 14, 2003.

There were outstanding on June 27, 2003, 7,946,282 shares of common stock, no par value (“Common Stock”) and 4,153 shares of Series A 10% Convertible Preferred Stock (the “Convertible Preferred Stock”). Holders of Common Stock of record at the close of business on June 27, 2003 will be entitled to one vote for each share of Common Stock of the Company then held. The holder of the Convertible Preferred Stock is entitled to one vote for each of the 830,600 shares of Common Stock into which the Convertible Preferred Stock is convertible.

ELECTION OF DIRECTORS

Eight directors will be elected at the meeting for a term of one year and until their respective successors shall have been elected and shall qualify. The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the meeting. Each proxy received will be voted FOR the election of the nominees named below unless otherwise specified in the proxy. At this time, the Board of Directors of the Company knows of no reason why any nominee might be unable to serve. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such person was selected as a director or nominee.

Name of Nominee	Principal Occupation	Age	Year Became a Director
Edward H. Cohen	Counsel, Katten Muchin Zavis Rosenman	64	1987
Barry J. Lipsky	President and Chief Executive Officer of the Company	52	1997
Leonard M. Lodish	Professor of Marketing, Wharton School of the University of Pennsylvania	59	1987
James Meister	Retired Executive, formerly President and Chief Executive Officer, Kings Super Markets, Inc.	61	1996
Howard L. Morgan	President, Arca Group	57	1981
Jerry R. Schubel	President, New England Aquarium	67	1991
James H. Simons	Chairman of the Board, Renaissance Technologies Corp.	65	1981
William H. Turner	Senior Partner, Summus Ltd.	63	1994

No family relationship exists between any director and executive officer of the Company.

Mr. Cohen has, since February 2002, been counsel to, and for more than five years prior thereto was a partner of, the law firm of Katten Muchin Zavis Rosenman. Mr. Cohen is a director of Phillips-Van Heusen Corporation, a manufacturer and marketer of apparel and footwear, Levcor International, Inc., a converter of textiles for sale to domestic apparel manufacturers, Merrimac Industries, Inc., a manufacturer of passive RF and microwave components for industry, government and science, and Gilman & Ciocia, Inc., a financial planning and tax preparation firm.

Mr. Lipsky joined the Company as Vice President in February 1985. He was elected Executive Vice President of the Company in 1997, Interim President and Chief Operating Officer in April 1999 and President and Chief Executive Officer of the Company in May 1999. Mr. Lipsky has been a Director or Managing Director of the Company’s Hong Kong subsidiary since its inception in 1985. Prior to joining the Company and from 1972, Mr. Lipsky was employed by Mura Corporation of Hicksville, New York, a designer and importer of consumer electronics products and custom components. During his tenure at Mura, Mr. Lipsky held a variety of senior management positions, including product development and procurement, culminating in his election as Vice President of Operations, the position he held just prior to joining the Company.

Dr. Lodish is the Samuel R. Harrell Professor of Marketing at the Wharton School of the University of Pennsylvania and for the past two years has been the Vice Dean, Wharton West at the Wharton School. He has been a Professor of Marketing since 1976, and was Chairman of the Marketing Department of the Wharton School from 1984 to 1988 and 1992 to 1994. He is a director of Information Resources, Inc., a marketing research and decision support systems firm, and J&J Snack Foods, Inc., a producer and marketer of specialty foods.

Mr. Meister retired in July 1998 after twenty-four years of service with Kings Super Markets, Inc., a food retailer owned by Marks & Spencer p.l.c. Mr. Meister was President and Chief Executive Officer of Kings Super Markets from 1988 until his retirement. He is a director of Sygen International, plc, a life sciences company in the United Kingdom, and Chairman of its Remuneration Committee. Mr. Meister is a director of Quick Chek Stores, a privately-held convenience store company based in New Jersey.

Dr. Morgan is, and for more than the past five years has been, President of Arca Group, Inc., a consulting and investment management firm, and since January 1999 has been a director of and consultant to Idealab, which creates and operates internet companies. Dr. Morgan was Professor of Decision Sciences at the Wharton School of the University of Pennsylvania from 1972 through 1986. He is a director of Unitronix Corp., a software supplier, and Segue Software, Inc., a developer of automated software systems.

Dr. Schubel became President and Chief Executive Officer of the Aquarium of the Pacific in Long Beach, California in June 2002. Prior to that he was President and Chief Executive Officer of the New England Aquarium from 1994 to 2001, and Dean and Director of the Marine Sciences Research Center of the State University of New York at Stony Brook from 1974 to 1994. He is a director of the International Resources Group.

Dr. Simons has been Chairman of the Board and President of Renaissance Technologies Corp. since 1982. He became Chairman of the Board of the Company in 1997. Dr. Simons is a director of Segue Software, Inc., and Symbol Technologies, Inc., a producer of bar code technology based products.

Mr. Turner is Senior Partner of Summus Ltd., a consulting firm, which he joined in October 2002. Mr. Turner retired as Chairman of PNC Bank, New Jersey in September 2002 after joining the bank as President in August, 1997. He served as President and Co-Chief Executive Officer of the Company from October 1, 1996 to August 1997. Prior to joining the Company, he was Vice Chairman of The Chase Manhattan Bank. For more than the prior thirty years, Mr. Turner held a variety of positions at Chemical Banking Corporation prior to its merger with Chase Manhattan Bank. Mr. Turner is a director of Standard Motor Products, Inc., a manufacturer of automotive replacement products, Volt Information Sciences, Inc., a provider of varied equipment and services to the telecommunications and print media industries, and New Jersey Resources Corporation, a provider of energy services.

The Board of Directors of the Company has two standing committees: an Audit Committee, consisting of Dr. Simons and Messrs. Meister and Cohen (Mr. Turner resigned as of May 12, 2003), and a Stock Option and Compensation Committee (the “Compensation Committee”), consisting of Drs. Simons and Morgan and Mr. Meister. Dr. Simons and Messrs. Meister and Cohen are independent as defined in Section 121(A) of the American Stock Exchange listing standards. The Audit Committee’s function is to provide assistance to the Board of Directors in fulfilling the Board’s oversight functions relating to the quality and integrity of the Company’s financial reports, monitor the Company’s financial reporting process and internal control system, and perform such other activities consistent with its charter and the Company’s By-laws as the Audit Committee or the Board of Directors deems appropriate. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the outside auditors (including resolution of disagreements between management of the Company and the outside auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Audit Committee must pre-approve all audit and non-audit services to be provided to the Company by its outside auditors. The Audit Committee carries out all functions required to be performed by it by the American Stock Exchange, the Securities and Exchange Commission and the federal securities laws. During the fiscal year ended March 31, 2003, the Audit Committee held six meetings. The Compensation Committee is charged with administering the Company’s 1998 Stock Option Plan (“Option Plan”) and fixing the compensation, including salaries and bonuses, of all officers of the Company. The Compensation Committee held one meeting during the fiscal year ended March 31, 2003.

During the fiscal year ended March 31, 2003, there were four regularly scheduled meetings of the Board of Directors. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of any Committees of the Board on which he serves.

The Company will consider for election to the Board of Directors a nominee recommended by a shareholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupation and employment of the proposed nominee during the past five years, (iii) each directorship currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to the Secretary of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Common Stock as of May 30, 2003 by (i) all those known by the Company to be the beneficial owners of more than five percent of the Common Stock, (ii) all directors and nominees for director, (iii) each present executive officer of the Company named in the Summary Compensation Table on page 6 hereof and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares listed as beneficially owned by such shareholder.

Name of Beneficial Owner	Title	Beneficially Owned		Percent of Class
Bermuda Trust Company Ltd., Trustee Front Street Hamilton, Bermuda	Beneficial owner of 5% or more of Common Stock	1,684,640	(1)	15.1%
James H. Simons	Director	1,384,069	(2)	12.4%
Marcy Lewis 11111 Biscayne Boulevard North Miami, FL 33181	Beneficial owner of 5% or more of Common Stock	669,900	(3)	8.4%
Dimensional Fund Advisors 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	Beneficial owner of 5% or more of Common Stock	524,000	(4)	4.7%
Barry J. Lipsky	President, Chief Executive Officer and Director	387,092		3.5%
Howard L. Morgan	Director	139,002	(5)	*
Arnold D. Levitt	Senior Vice President, Chief Financial Officer, Secretary and Treasurer	125,234		*
Jerry R. Schubel	Director	99,745		*
William H. Turner	Director	98,816		*
Leonard M. Lodish	Director	96,002		*
Edward H. Cohen	Director	90,018		*
James Meister	Director	72,177		*
Kurt A. Goszyk	Vice President, Engineering, Chief Technology Officer	13,108		*
Andrew D. Horsfall	Vice President, Worldwide Sales and Marketing	12,600		*

All executive officers and directors as a group (11 persons)		2,527,061		37.8%

*	less than 1%

(1)	Held by Bermuda Trust Company Ltd. as trustee of a trust of which James H. Simons and members of his immediate family are beneficiaries.
(2)	Includes 16,954 shares held by or for the benefit of members of Dr. Simons’ immediate family, 53 shares held by Renaissance Ventures Ltd., of which Dr. Simons is the chairman and sole shareholder, and 872,130 shares which may be issued upon conversion of 4,361 shares of the Convertible Preferred Stock.
(3)	A Schedule 13D was filed by Marcy Lewis on October 10, 2002 with the Securities and Exchange Commission stating that Ms. Lewis owned 1,069,900 shares of Common Stock (13.5% of the outstanding shares of Common Stock). The Company has been advised by Dr. Simons that on September 24, 2002 he purchased 200,000 shares of Common Stock from Ms. Lewis and on October 10, 2002 he purchased an additional 200,000 shares of Common Stock from Ms. Lewis. Although Ms. Lewis’ Schedule 13D was filed on the date of the second sale to Dr. Simons, the Company believes neither of the sales by her to Dr. Simons were reflected in such filing. The Company believes the number of shares of Common Stock owned by Ms. Lewis as reflected in the chart above to be correct.

(4)	Information as to shares of Common Stock owned by Dimensional Fund Advisors is as of December 31, 2002 as set forth in a Schedule 13G dated February 13, 2003 as filed with the Securities and Exchange Commission.
(5)	Includes 5,250 shares held for the benefit of Dr. Morgan’s children.

The foregoing table also includes shares which the following directors have the right to acquire within sixty days upon the exercise of options: Dr. Simons, 84,932 shares; Mr. Lipsky, 337,770 shares; Dr. Morgan, 99,752 shares; Mr. Cohen, 84,932 shares; Dr. Schubel, 84,932 shares; Mr. Turner, 75,816 shares; Dr. Lodish, 86,002 shares; and Mr. Meister 66,177 shares. The foregoing table also includes 140,234 shares which all executive officers who are not directors, as a group, have the right to acquire within sixty days upon the exercise of options.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934 and on representations from its executive officers and directors and persons who beneficially own more than 10% of the Common Stock, all filing requirements of Section 16(a) of the Securities Exchange Act of 1934 were complied with in a timely manner during the fiscal year ended March 31, 2003, except that Marcy Lewis, a beneficial owner of more than 10% of the Common Stock during the fiscal year ended March 31, 2003, has not made any filings under Section 16(a).

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table summarizes all plan and non-plan compensation awarded to, earned by, or paid to the person who served as the Company’s chief executive officer during the last fiscal year and its four most highly compensated executive officers, other than the chief executive officer (together, the “Named Executive Officers”), who were serving as executive officers of the Company or one of its subsidiaries or divisions during and at the end of the Company’s last fiscal year, for services rendered in all capacities to the Company and its subsidiaries for each of the Company’s last three fiscal years:

		Annual Compensation			Long-Term Compensation Awards Securities Underlying Options #	All Other Compensation $ (1)
Name and Principal Position	Year	Salary $	Bonus $	Other Annual Compensation $
Barry J. Lipsky President and Chief Executive Officer	2003 2002 2001	339,798 330,000 329,423	63,920 0 54,637	15,000 15,000 15,000	30,000 136,119 86,000	0 0 40,890

Arnold D. Levitt Senior Vice President, Chief Financial Officer and Treasurer	2003 2002 2001	226,473 220,000 219,616	27,537 0 36,364	24,000 24,000 31,000	20,000 39,468 54,000	0 0 0

Andrew D. Horsfall Vice President, Worldwide Sales and Marketing	2003 2002 2001	175,000 — —	27,537 — —	10,000 — —	50,000 — —	0 — —

Kurt A. Goszyk Vice President, Engineering, Chief Technology Officer	2003 2002 2001	110,994 — —	17,475 — —	10,000 — —	50,000 — —	0 — —

Gregory J. Winsky (2) Executive Vice President	2003 2002 2001	254,350 220,000 219,616	23,331 0 36,364	13,846 15,000 15,000	20,000 104,847 54,000	0 0 77,846

(1)	During the fiscal year ended March 31, 2002, the Company modified its employee vacation policy to discontinue the practice of rolling forward previously unused, accrued vacation time from year to year. In December 1999, the Company offered all employees an option to be compensated for such vacation pay in cash over four quarters and/or in shares of Common Stock. The amounts shown under “All Other Compensation” represent the dollar value of Common Stock or cash received by each named Executive Officer in connection with such unused, accrued vacation time.
(2)	Mr. Winsky’s employment with the Company terminated as of February 28, 2003.

No other annual compensation, stock appreciation rights, long-term restricted stock awards or long-term incentive plan payouts (as defined in the proxy regulations of the Securities and Exchange Commission) were awarded to, earned by, or paid to the Named Executive Officers during any of the Company’s last three fiscal years.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information with respect to grants of stock options to purchase Common Stock pursuant to the Option Plan granted to the Named Executive Officers during the fiscal year ended March 31, 2003.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted #(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price $/sh	Expiration Date
					5% $	10% $
Barry J. Lipsky	30,000	9.4%	$1.20	6/26/12	$23,129	$58,153
Arnold D. Levitt	20,000	6.3%	$1.20	6/26/12	$15,419	$38,769
Andrew D. Horsfall	50,000	15.7%	$2.22	4/2/12	$69,807	$176,905
Kurt A. Goszyk	50,000	15.7%	$1.50	8/12/12	$47,167	$119,531
Gregory J. Winsky	20,000	6.3%	$1.20	6/26/12	$15,419	$38,769

(1)	Options with respect to one-fourth of the shares become exercisable on each of the first, second, third and fourth anniversaries of the date of grant.

FISCAL YEAR-END OPTION VALUES

The following table sets forth information regarding unexercised stock options held by the Named Executive Officers as of March 31, 2003. No stock options were exercised by the Named Executive Officers during the fiscal year ended March 31, 2003.

Name	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs At FY-End($) Exercisable/Unexercisable
Barry J. Lipsky	293,770/194,589	0/25,500
Arnold D. Levitt	86,367/77,101	0/17,000
Andrew D. Horsfall	0/50,000	0/0
Kurt A. Goszyk	0/50,000	0/27,500
Gregory J. Winsky	362,187/0	17,000/0

COMPENSATION OF DIRECTORS

Each director of the Company who is not an employee of the Company or any of its subsidiaries receives, for his services as a director of the Company, a non-discretionary annual grant of options under the Option Plan to purchase the number of shares of Common Stock equal to the greater of (x) 3,000 or (y) the number derived by dividing $30,000 by the fair market value of a share of Common Stock on the date of grant. No cash payment is made to any non-employee director of the Company for service as a director nor do directors receive any fees from the Company for attending meetings of the Board of Directors.

EMPLOYMENT CONTRACTS, TERMINATION OF

EMPLOYMENT AND CHANGE-IN-CONTROL

ARRANGEMENTS

The Company has instituted a severance policy for each of its executive officers, which includes each of the Named Executive Officers, who has served as such for at least one year, that provides for, inter alia, salary continuation payments based on the number of years of service performed by such executive officer on termination of employment by the Company without cause and the acceleration of the vesting of stock options in certain instances on termination of employment or in connection with certain changes in control of the Company.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

The members of the Compensation Committee for the fiscal year ended March 31, 2003 were Howard Morgan, James Meister and James Simons.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The responsibilities of the Compensation Committee include administering the Option Plan and fixing the compensation, including salaries and bonuses, of all officers of the Company.

Overall Policy

The Compensation Committee has structured the Company’s compensation program (i) to compensate its executive officers on an annual basis with a cash salary at a sufficient level to retain and motivate these officers, (ii) to link a portion of executive compensation to the Company’s performance by means of annual bonuses, and (iii) to link a portion of executive compensation to appreciation of the Company’s stock price by means of stock options. The objectives of this strategy are to attract and retain effective and highly qualified executives, to motivate executives to achieve the goals inherent in the Company’s business strategy, and to link executive and shareholder interest through stock options.

Base Salaries

Annual base salaries for the officers are determined by evaluating the performance of the individuals and their contributions to the performance of the Company and are based on the recommendation of the Company’s chief executive officer. Financial results, as well as non-financial measures such as the magnitude of responsibility of the position, individual experience, and the Compensation Committee’s knowledge of compensation practices for comparable positions at other companies are considered.

In establishing Mr. Lipsky’s annual base salary of $348,490 for the fiscal year ending March 31, 2004, the Compensation Committee took into account the base salaries for presidents at companies of comparable size and complexity, both public and private, known to members of the Compensation Committee and Mr. Lipsky’s future anticipated contributions to the Company.

Bonus Plan

The Company’s bonus plan has been used to provide incentives for the Company’s executives and employees by tying profitability to an annual cash bonus distribution. The Company’s bonus plan is intended to focus the executives’ attention on short-term or annual business results and to award a bonus to certain employees each year based on their contributions to the profits of the Company.

For the 2004 fiscal year, the Company will pay bonuses to those of the Named Executive Officers who remain in the Company’s employ. The incentive pool for the Named Executive Officers who remain in the Company’s employ will consist of an amount equal to 10% of the Company’s income before taxes and shall be distributed as follows: 4% of consolidated pre-tax earnings shall be paid to Mr. Lipsky, President and Chief Executive Officer of the Company, with the remaining 6% of consolidated pre-tax earnings to be shared by the other Named Executive Officers in amounts not to exceed 2% of consolidated pre-tax earnings to any one participating Named Executive Officer as determined by the Compensation Committee on the recommendation by Mr. Lipsky.

Long-Term Incentives

Under the Option Plan, stock options are granted to executives and key employees of the Company. Stock options are designed to focus the executives’ attention on stock values and to align the interests of executives with those of the shareholders. Stock options are customarily granted at prices equal to the fair market value at the date of grant, are not exercisable until the first anniversary of the date of grant and do not become fully exercisable until the fourth anniversary of the date of grant. The options generally remain exercisable during employment until the tenth anniversary of the date of grant. This approach provides an incentive to executives to increase shareholder value over the long term since the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years.

Compensation Committee:

Howard L. Morgan

James Meister

James H. Simons

PERFORMANCE GRAPH

The following performance graph is a line graph comparing the yearly change in the cumulative total shareholder return on the Common Stock against the cumulative return of the Russell 3000 companies, and a line of business index comprised of the Russell 3000 Publishing companies for the five fiscal years ended March 31, 2003.

Value of $100.00 Invested over five years:

Franklin Electronic Publishers Incorporated Common Stock	$18.02
Russell 3000 companies	$82.75
Russell 3000 Publishing companies	$88.28

AUDIT COMMITTEE REPORT

The Company’s management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls and disclosure controls and procedures. The outside auditors audit the Company’s financial statements and express an opinion on the financial statements based on the audit. The Audit Committee oversees (i) the accounting and financial reporting processes of the Company and (ii) the audits of the financial statements of the Company on behalf of the Board of Directors. The Audit Committee operates under a written charter adopted by the Board which is attached hereto as Exhibit A.

The Audit Committee met and held discussions with management and Radin, Glass & Co., LLP, the Company’s independent auditors. Management represented to us that the Company’s financial statements for the year ended March 31, 2003 were prepared in accordance with generally accepted accounting principles. We discussed the financial statements with both management and the independent auditors. We also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

The Audit Committee discussed with the independent auditors the overall scope and plans for the audit. We met with the independent auditors, with and without management, to discuss the results of their examination, the evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

We discussed with the independent auditors their independence from the Company and management, including the independent auditors written disclosures required by Independent Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

During the year ended March 31, 2003, the Company paid Radin, Glass & Co., LLP the following fees:

Audit Fees.    Approximately $145,315 for the last annual audit, including review of periodic filings with the Securities and Exchange Commission.

Financial Information Systems Design and Implementation Fees.    No fees were paid with respect to financial information systems design and implementation.

All Other Fees.    Approximately $58,551 for all other matters (which were primarily related to tax compliance and assistance on tax related matters).

We reviewed the above information concerning the fees paid to the independent auditors for the year ended March 31, 2003, and have determined that the provision of these services is compatible with maintaining the independence of the independent auditors.

Based on the foregoing, we have recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2003, for filing with the Securities and Exchange Commission.

Audit Committee:

James H. Simons

James Meister (appointed as of May 12, 2003)

Edward H. Cohen

William H. Turner (resigned as of May 12, 2003)

SELECTION OF AUDITORS

The Audit Committee has selected Radin, Glass & Co., LLP as independent auditors to audit and report upon the consolidated financial statements of the Company for the fiscal year ending March 31, 2004. Although shareholder ratification of the Audit Committee’s action in this respect is not required, the Board of Directors considers it desirable for shareholders to pass upon the selection of auditors and, if the shareholders disapprove of the selection, intends to request the Audit Committee to reconsider the selection of auditors for the fiscal year ending March 31, 2004.

It is expected that representatives of Radin, Glass & Co., LLP will be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.

The Board of Directors recommends a vote FOR ratification of the appointment of the auditors. Proxies received in response to this solicitation will be voted FOR the appointment of the auditors unless otherwise specified in the proxy.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The law firm of Katten Muchin Zavis Rosenman, of which Mr. Cohen is counsel, was engaged as the Company’s outside counsel in the fiscal year ended March 31, 2003 and will continue to be so engaged for the fiscal year ending March 31, 2004. Legal fees for services rendered by Katten Muchin Zavis Rosenman to the Company during the fiscal year ended March 31, 2003, did not exceed 5% of the revenues of such firm for its most recent fiscal year. Mr. Cohen does not share in the fees paid by the Company to Katten Muchin Zavis Rosenman and Mr. Cohen’s compensation is not based on such fees.

MISCELLANEOUS

Any proposal of an eligible shareholder intended to be presented at the next annual meeting of shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting no later than April 1, 2004. The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the next annual meeting of shareholders but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by the Company on or prior to May 30, 2004 and certain other conditions of the applicable rules of the Securities and Exchange Commission are satisfied. Shareholder proposals should be directed to the Secretary of the Company at the address set forth below.

The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than those set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to shareholders in connection with this solicitation. Solicitation may be made by mail, telephone, telegraph and personal interview. The Company may reimburse persons holding shares in their names or in the names of nominees for their expense in sending proxies and proxy material to their principals.

Copies of the 2003 Annual Report to Shareholders, which includes the Company’s Annual Report to the Securities and Exchange Commission (Form 10-K), are being mailed to shareholders simultaneously with this Proxy Statement.

By order of the Board of Directors,

ARNOLD D. LEVITT

Secretary

One Franklin Plaza

Burlington, New Jersey 08016-4907

July 10, 2003

EXHIBIT A

FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED

Audit Committee of the Board of Directors

Charter

I.     PURPOSE

The Audit Committee is a committee of the Board of Directors. It shall provide assistance to the Board in fulfilling the Board’s oversight functions relating to the quality and integrity of the Company’s financial reports, monitor the Company’s financial reporting process and internal control system, and perform such other activities consistent with this Charter and the Company’s By-laws as the Committee or the Board deems appropriate. It shall have such additional functions as are required by the American Stock Exchange, the Securities and Exchange Commission and the federal securities laws.

II.    COMPOSITION

The Audit Committee shall be composed of three or more directors, none of whom shall be an employee of the Company and each of whom shall meet the independence requirements of the American Stock Exchange and the Securities Exchange Act of 1934, including the rules thereunder (the “Exchange Act”). All members of the Committee shall be financially literate, and at least one member shall have accounting or related financial management expertise.

The members of the Audit Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board and shall serve until the next annual organizational meeting or until their respective successors shall be duly elected and qualified.

III.    MEETINGS

The Audit Committee shall meet at least three times annually. In addition to other matters considered at such meetings, one meeting shall review the audit plan of the outside auditing firm, one meeting shall review the Company’s annual audited financial statements prior to their issuance, and one meeting shall review the post-audit findings of the outside auditing firm. At least annually, the Committee shall meet in executive session with the outside auditing firm to discuss any matters that the Committee or the outside auditing firm believes should be discussed privately with the Committee. A quorum for the meetings referred to in this paragraph shall be a majority of the Committee members.

The Audit Committee shall also meet at least three times annually to confer with the outside auditing firm and management to review the Company’s interim financial results prior to their public announcement. A quorum for the meetings referred to in this paragraph shall be one of the Committee members.

The Audit Committee may also hold any special meetings as may be called by the Chairman of the Committee, a majority of the members of the Committee or at the request of the outside auditing firm or management. Members of senior management, the outside auditing firm and others may attend meetings of the Committee at the invitation of the Committee and shall provide pertinent information as necessary.

The Chairman of the Audit Committee shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each meeting. The Chairman will also cause minutes of each meeting to be prepared and circulated to the Committee members. The Committee may meet via telephone conference calls.

The Audit Committee shall report regularly to the Board of Directors as to its activities.

IV.    RELATIONSHIP WITH OUTSIDE AUDITING FIRM

The outside auditing firm is ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company’s stockholders, but shall report directly to the Committee. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of the outside auditing firm (including resolution of disagreements between management of the Company and the outside auditing firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. All auditing services and non-audit services provided to the Company by the outside auditing firm shall be preapproved by the Committee. The Committee may delegate, subject to any rules or limitations it may deem appropriate, to one or more designated members of the Committee the authority to grant such preapprovals; provided, however, that the decisions of any member to whom authority is so delegated to preapprove an activity shall be presented to the Committee at its next meeting.

V.    FUNCTIONS

The	Audit Committee’s primary functions are to:

Documents/Reports Review

1.	Review and assess the adequacy of this Charter at least annually.

2.	Review all public announcements of financial results prior to any release to the public or investors.

3.	Review all quarterly and annual financial statements and reports (including disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations) prior to any filing on Form 10-Q or Form 10-K with the Securities and Exchange Commission.

4.	Recommend to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

5.	Prepare the report of the Audit Committee required to be included in the Company’s proxy statement in connection with the annual stockholders meeting.

Outside Auditing Firm

6.	Approve the appointment and compensation of the outside auditing firm prior to any engagement.

7.	Review all relationships the outside auditing firm has with the Company to determine their independence and obtain and review a report from the outside auditing firm concerning the auditors’ internal quality control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues. The outside auditing firm shall annually provide to the Audit Committee a written statement delineating all such matters.

8.	Review the annual audit plan of the outside auditing firm and evaluate their performance.

9.	Review the experience and qualifications of the senior members of the outside auditing firm team.

10.	Obtain and review a report from the outside auditing firm at least annually as to (a) all critical accounting policies to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Company, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the outside auditing firm, and (c) other material written communications between the outside auditing firm and management of the Company, including management letters and schedules of unadjusted differences.

11.	Require the rotation of “audit partners” (as defined in the Exchange Act) in accordance with the requirements of the Exchange Act.

12.	Review the Company’s hiring of employees or former employees of the outside auditing firm who participated in any capacity in the audits of the Company.

Financial Reporting Processes

13.	Consult with the outside auditing firm concerning the completeness and accuracy of the Company’s financial statements.

14.	Consult with the outside auditing firm concerning the quality of the Company’s accounting principles as applied in its financial statements and reporting.

15.	Review any significant judgments made in management’s preparation of the financial statements and the view of the outside auditing firm as to the appropriateness of such judgments.

16.	Review any significant difficulties encountered during the course of the audit or review, including any restrictions on the scope of the outside auditing firm’s work or access to reviewed information.

17.	Review any disagreements between management and the outside auditing firm in connection with any public announcements of financial results and quarterly and annual financial statements and reports.

18.	Review changes to the Company’s accounting principles as recommended by the outside auditing firm or management.

19.	Review with the outside auditing firm the adequacy of the Company’s system of internal controls and disclosure controls and procedures, including computerized information system controls and security, and any related significant findings and recommendations of the outside auditing firm, together with management’s responses thereto.

20.	Review periodically with the Company’s general counsel, legal and regulatory matters that could have a significant effect on the Company’s financial statements.

21.	Discuss with management and the outside auditing firm the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

Other

22.	Review periodically the Company’s compliance with its Conflict of Interest policy.

23.	Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

24.	Discuss the Company’s policies with respect to risk assessment and risk management.

25.	Perform an annual evaluation of the Audit Committee.

26.	Investigate any other matter brought to the Committee’s attention within the scope of its duties which it deems appropriate for investigation.

The Audit Committee shall have such other functions as are provided by the American Stock Exchange, the Securities and Exchange Commission and the federal securities laws.

The Audit Committee shall have the authority to engage outside legal, accounting or other advisors as it determines necessary to carry out its functions and the Company shall provide adequate funding for the same.

Limitation of Audit Committee’s Role

The Company’s management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls and disclosure controls and procedures. The outside auditing firm audits the Company’s financial statements and expresses an opinion on the financial statements based on the audit. The Audit Committee oversees (i) the accounting and financial reporting processes of the Company and (ii) the audits of the financial statements of the Company on behalf of the Board of Directors.

While the Audit Committee has the functions set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. The responsibility to plan and conduct audits is that of the outside auditing firm. The Company’s management has the responsibility to determine that the Company’s disclosures and financial statements are complete and accurate and in accordance with generally accepted accounting principles. It is also not the duty of the Audit Committee to assure the Company’s compliance with laws and regulations or compliance with the Company’s code of ethical conduct. The primary responsibility for these matters rests with the Company’s management.

FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

August 13, 2003

This Proxy Is Solicited On Behalf of the Board of Directors

The undersigned hereby appoint BARRY J. LIPSKY and ARNOLD D. LEVITT, or either of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated below, all shares of stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders (including all adjournments thereof) of FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED to be held on Wednesday, August 13, 2003 at 10:00 A.M. at the offices of Katten Muchin Zavis Rosenman, 575 Madison Avenue, New York, New York.

The Board of Directors recommends a vote FOR proposals 1 and 2.

1.    ELECTION OF DIRECTORS

FOR all nominees	WITHHOLD AUTHORITY to vote for all nominees

Edward H. Cohen, Barry J. Lipsky, Leonard M. Lodish, James Meister, Howard L. Morgan, Jerry R. Schubel, James H. Simons and William H. Turner.

Shareholders may withhold authority to vote for any nominee(s) by writing the name of that nominee in the space provided below.

2.    APPROVAL of the appointment of Radin, Glass & Co., LLP, as auditors of the Company for the fiscal year ending March 31, 2004.

FOR	AGAINST	ABSTAIN

The proxy is authorized to transact such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR items 1 and 2 in the discretion of said proxy on any other matter which may come before the meeting or any adjournments thereof.

Dated:                     , 2003

Print Name

Signature

NOTE:    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE